AMENDED AND RESTATED CODE OF ETHICS

Amended as of June 13, 2018

I. Introduction.

 The purpose of this Amended and Restated Code of Ethics (this “Code of Ethics”) is to prevent Access Persons (as defined below) of SPECIAL OPPORTUNITIES FUND, INC. (the “Fund”) from engaging in any act, practice or course of business prohibited by paragraph (b) of Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Act”).  This Code of Ethics is required by paragraph (c) of the Rule.  A copy of the Rule is available from the Fund’s Chief Compliance Officer (“CCO”) upon request.

 Access Persons of the Fund, in conducting their personal securities transactions, owe a fiduciary duty to the shareholders of the Fund.  The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions.  All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person’s interest and the interests of the Fund, or any abuse of an Access Person’s position of trust and responsibility.  Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of the Fund’s trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of the Fund.  While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein.

II. Definitions.

 In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary.  Those key terms and concepts are:

1. “Access Person” means any director, officer or “Advisory Person” of the Fund.

2. “Advisory Person” means (a) any employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

3. “Beneficial Ownership” has the meaning set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a copy of which is available from the Fund’s Compliance Officer upon request.  The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

4. “Control” has the meaning set forth in Section 2(a)(9) of the Act.

5. “Independent Director” means a director of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Act.

6. “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

 7. “Limited Offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the Securities Act or Rules 504, 505 or 506 of Regulation D, promulgated thereunder.

8. “Purchase or Sale of a Security” includes, among other things, the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security.

9. “Security” has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include “long-term” debt securities (securities with a remaining maturity of more than 397 days) issued by the Government of the United States or “short-term” debt securities (securities with a remaining maturity of 397 days or less) issued or guaranteed as to principal or interest by the Government of the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

III. Prohibitions; Exemptions.

1. Prohibited Purchases and Sales.

 No Access Person may purchase or sell, directly or indirectly, any security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

A. is being considered for purchase or sale by the Fund within the next fifteen (15) days; or

B. has been purchased or sold by the Fund within the previous fifteen (15) days.

If the Fund’s investment adviser determines to purchase securities of the Fund on behalf of the Fund, it will notify all Access Persons of that decision prior to any such purchase. Access Persons receiving such notice will be prohibited from the purchase or sale of Fund

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securities until such time as the Fund’s investment adviser notifies them that it is no longer purchasing such securities.

2. Exemptions From Certain Prohibitions.

 The prohibited purchase and sale transactions described in paragraph III.1. above do not apply to the following personal securities transactions:

 A. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

 B. purchases or sales which are non-volitional on the part of either the Access Person or the Fund;

 C. purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

 D. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

 E.                any purchase or sale, or series of related transactions, (i) with an aggregate value of $25,000 or less; or (ii) of a security with a market capitalization of greater than $5 billion; provided that, in either case, the applicable Access Person did not have actual knowledge at the time of such purchase or sale of those matters set forth in Section III.1.A. or B. above;

 F. purchases or sales of (i) “long-term” debt securities (securities with a remaining maturity of more than 397 days) issued by the U.S. Government or “short-term” debt securities (securities with a remaining maturity of 397 days or less) issued or guaranteed as to principal or interest by the U.S. Government or by a person controlled or supervised by and acting as an instrumentality of the U.S. Government, (ii) bankers’ acceptances and bank certificates of deposit, (iii) commercial paper, and (iv) shares of registered open-end investment companies (each of the foregoing being referred to herein as “Exempt Securities”);

G. any purchase or sale of a Security by an Access Person prior to which pre-clearance has been obtained from the CCO, or in the event of the CCO’s unavailability or if such purchase or sale is to be undertaken by the CCO, the Chairman of the Fund’s Audit Committee (“Audit Committee Chairman”), following a determination by the CCO or Audit Committee Chairman, as applicable, that (i) the amount or nature of the proposed purchase or sale or the person making it is not likely to affect the price or market for such Security; (ii) the person making the proposed purchase or sale is not likely to benefit from purchases or sales of the same Security being made or being considered on behalf of the Fund; and (iii) the proposed purchase or sale is not likely to adversely affect the Fund.  An Access Person seeking pre-clearance of such a purchase or sale shall submit to the CCO or Audit Committee Chairman, as applicable, the Pre-Clearance Form attached hereto as Appendix A.

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 H. any purchase or sale of the Fund’s shares by an Access Person or any affiliated person of the Fund, directly or indirectly, during any time period that the Board of Directors has authorized the Fund to engage in a share buyback program provided that: (i) the Board has determined that any potential harm to the Fund is remote and (ii) proper dissemination of any material non-public information has been made on a timely basis; and

 I. any purchase or sale of the Fund’s shares by an Access Person, provided that, at the time of such purchase or sale, such Access Person is not in possession of material, non-public information concerning the Fund.  Although it is not possible to define every category of information that is material, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making a decision whether to purchase or sell shares of the Fund.  For the avoidance of doubt, knowledge of the securities owned by the Fund alone shall not be considered material information.

3. Pre-approval of Investments in IPOs and Limited Offerings.

 An Advisory Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance of such purchase or acquisition from the CCO, or in the event of the CCO’s unavailability or if such purchase or acquisition is to be undertaken by the CCO, the Audit Committee Chairman.  An Advisory Person seeking pre-clearance of such purchase or acquisition shall submit to the CCO or Audit Committee Chairman, as applicable, the Pre-Clearance Form attached hereto as Appendix A.  Pre-clearance pursuant to this paragraph III.3 shall be provided by the CCO or Audit Committee Chairman, as applicable, in his or her sole discretion.

4. Prohibited Recommendations.

 Subject to certain exceptions for Exempt Securities, as indicated below, an Access Person may not recommend the purchase or sale of any security to or for the Fund without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

 A. any direct or indirect beneficial ownership of any security of such issuer, including any security received in a private securities transaction (other than an Exempt Security);

 B. any contemplated purchase or sale by such person of such security (other than an Exempt Security);

 C. any position with such issuer or its affiliates; and

 D. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

IV. Reporting and Certifications.

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 1. Initial Reporting and Certification.

 Within ten (10) days after a person becomes an Access Person, such person shall complete and submit to the CCO an Initial Access Person Questionnaire on the form attached as Appendix B and an Initial Holdings Report on the form attached as Appendix C.

 2. Quarterly Reporting.

 A. Subject to the provisions of paragraph B below, every Access Person shall either report to the Fund the information described in paragraph C below with respect to transactions in any security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D below, or by submitting a copy of the quarterly reporting form to be used in complying with this section IV, attached to this Code of Ethics as Appendix D.

 B. (1) An Access Person is not required to make a report with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence; provided, however, that if the Access Person is relying upon the provisions of this paragraph B(1) to avoid making such a report, the Access Person shall, not later than ten (10) days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

 (2) An independent director of the Fund who would be required to make a report pursuant to paragraph A above solely by reason of being a director of the Fund is required to report a transaction in a security only if the independent director, at the time of the transaction knew or, in the ordinary course of fulfilling the independent director’s official duties as a director of the Fund, should have known that (a) the Fund has engaged in a transaction in the same security within the last fifteen (15) days or is engaging or going to engage in a transaction in the same security within the next fifteen (15) days, or (b) the Fund has within the last fifteen (15) days considered a transaction in the same security or is considering a transaction in the same security or within the next fifteen (15) days is going to consider a transaction in the same security.

 C. Every report shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

 (i) the date of the transaction, the title and the number of shares and the principal amount of each security involved;

 (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

 (iii) the price at which the transaction was effected;

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 (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

 (v) a description of any factors potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by the Fund.

 D. If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than ten (10) days after the end of that calendar quarter, provide a written representation to that effect to the Fund.

 3. Annual Reporting and Certification.

 All Access Persons are required to certify annually that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein.  Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies.  A copy of the certification form to be used in complying with this paragraph 3 is attached to this Code of Ethics as Appendix E.

 4. Miscellaneous.

 Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.

V. Confidentiality.

 No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Fund) any information regarding securities transactions by the Fund or consideration by the Fund of any such securities transaction.

 All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VI. Sanctions.

 Upon discovering a violation of this Code of Ethics, the Board of Directors of the Fund may impose any sanctions it deems appropriate, including a letter of censure, the suspension or termination of any director or officer of the Fund, or the recommendation to the employer of the violator of the suspension or termination of the employment of the violator.

APPENDIX A
PRE-CLEARANCE FORM

ACCOUNT INFORMATION:

NAME OF EMPLOYEE:

EMPLOYEE ACCOUNT:
(Account Name & Number)
or

EMPLOYEE RELATED:
(Account Name & Number)

BROKERAGE FIRM or BANK:

TRANSACTION INFORMATION:

DATE:

SECURITY:

NUMBER OF SHARES:

TRADE IS TO:	BUY ____________________________ SELL _____________________

OTHER INFORMATION:

TYPE OF ORDER:	MARKET ____________________ LIMIT __________________

APPROVAL OF THE TRANSACTION IS SUBJECT TO YOUR KNOWLEDGE OF THE FOLLOWING INFORMATION.

1.	Is there any current order for any advisory client(s) to purchase or sell the same Security or its equivalent (the same issuer or some derivative, e.g., option or warrant)?
YES ☐ NO ☐

2.	Is the Security being considered for purchase or sale for any advisory client?
YES ☐ NO ☐

3.	Is the Security owned by any advisory client(s)?	YES ☐ NO ☐

4.	For portfolio managers, has the Security been bought or sold for advisory client account(s) within the last 15 calendar days?
YES ☐ NO ☐

A-1

5.	Do you have any material nonpublic information about the Security or the Fund?
YES ☐ NO ☐

6.	Is the Security an IPO?	YES ☐ NO ☐

7.	Is the Security a Limited Offering?	YES ☐ NO ☐

8.	Should this Security be considered an investment opportunity for clients?
YES ☐ NO ☐

9.	Has this Security been purchased or sold by you or in an account related to you in the past 60 days?
YES ☐ NO ☐

☐  Portfolio Managers Only (check if applicable): If I have responsibility for the determination by the Fund’s investment adviser of Securities to be purchased or sold by the Fund. I have noted (by means of an asterisk) those Securities noted above which are owned by the Fund.  If I am requesting permission to purchase Securities that are not presently owned by the Fund, I have included a statement as to why such securities are not being purchased for the Fund or being considered by the Fund.

I certify that the investment action described above is not based upon any material non-public information known to me or other inside information not generally available to the investing public.

The above information is true and correct to the best of my knowledge.

The above answers will be reviewed by the Chief Compliance Officer (or designated person).  Approval given for any transaction will remain in effect for 24 hours.

Signature

Date
APPROVED BY: ______________________________________

DATE: _____________________________________________
A-2

APPENDIX B
INITIAL ACCESS PERSON QUESTIONNAIRE

1.	Name:

2.	Identify household members:
(Spouse, children, and other relatives residing in the same household)

3.	List all brokerage or bank accounts in which you or your immediate family members and others residing in your household have a beneficial interest and maintain accounts:

FIRM	ADDRESS	ACCOUNT NUMBER

4.	Do you have any outside employment or business activity?
YES ___ NO ___

If YES, Describe: _______________________________________________________________________________________________________________

5.	Do you serve as a Director, Officer, Trustee, Member, Partner, or in any other capacity, for any other entity?
YES ___ NO ___

If YES, Describe: _______________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

6.	Have you received any gifts from, or made any gifts to, clients, labor union or official, or anyone else doing business with the firm, other than gifts of nominal value (defined as greater than $100)?

YES ___ NO ___

If YES, Describe: _______________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

7.	Have you made any charitable contributions to clients or anyone doing business with the firm in an amount greater than $1,000?
YES ___ NO ___

If YES, Describe: ________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

8.	Do you own any interests in any securities or other investments not included on your brokerage statements, e.g., private placements, limited partnerships, etc. (non-custodied securities)?
YES ___ NO ___

If YES, List: ___________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

9.	Do you have any ownership interest (a minimum of 5% interest) in other entities (public or non-public) not included on brokerage statements?
YES ___ NO ___

If YES, List: ___________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

10.	Have you reviewed, understand, and agree to comply with the Code of Ethics and all current policies and procedures regarding personal securities trading and insider trading activity at our firm?

YES ___ NO ___

Signature: ____________________________

Date: ____________________________

APPENDIX C
Initial/Annual Holdings Report

Each Access Person is to report initially (within 10 days of becoming an Access Person) and annually thereafter (no later than January 31st of each year*) information about any security holdings in any account of the access person, or in any account in which the access person or any immediate family or household member, has a direct or indirect pecuniary interest.

The holdings information must be current within 45 days of the date of this report.

The following securities do not need to be reported under the Code of Ethics.

1.	any account in which the Funds’ investment adviser or any access person has no direct or indirect influence or control,

2.	direct obligations of the U.S. Government, e.g., U.S. Treasury bills, notes and bonds,

3.	high quality short-term instruments, e.g., U.S. bank certificates of deposit, bankers’ acceptances, and commercial paper, and money market mutual funds; and

4.	Units of unit investment trusts, so long as the unit investment trust is neither managed by our firm, any affiliate of our firm, nor invested in affiliated mutual funds.

________________________________________________
Printed Name of Access Person

Initial/Annual Holdings Information

_______	I do not have any reportable securities holdings as of:	_________________________.
(insert date for initial report or year-end for annual report)

_______	I have reportable securities holdings as of:	_________________________.
(insert date for initial report or year-end for annual report)

The reportable securities holdings are listed in the:

___	Attached brokerage statement(s)

___	Attached Holdings Report, or

___	I have arranged for the Firm to receive automatic duplicate confirms and statements of securities transactions and holdings which meet the reporting requirements.

Access Person Signature	Date Submitted

Reviewed by (CCO or designated person)	Date

C-1

Initial/Annual Holdings Report
Name of Security &	# of	Principal	Name of Broker Dealer or Bank
Ticker Symbol or CUSIP # (if	Shares	Amount
applicable)

I certify the above/attached information is true, accurate and complete as of the date indicated and discloses all reportable securities in all accounts in which I or any household/family member have a direct or indirect beneficial interest.

Access Person Signature	Date Submitted

Reviewed by (CCO or designated person)	Date

Instructions:

1. Please complete all sections;

2. Print, sign and date the form;

3. Send to Chief Compliance Officer (or designated person), and

4. Send before the deadline dates noted above.
C-2

APPENDIX D

SECURITY TRANSACTION REPORT

For the Calendar Quarter Ended __________

Instructions

1.     If you are Director who is not an “interested person” of the Fund and who would be required to report solely by reason of being a Director, you need only report transactions in Covered Securities if you knew or, in the ordinary course of fulfilling your duties as a Director, you should have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or was considered for purchase or sale, by the Fund.

2.     List transactions in securities (other than Exempt Securities) (“Covered Securities”) held in any account in which you may be deemed to have Beneficial Ownership as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members.  You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

3.     Write “none” if you had no transactions in Covered Securities during the quarter.

4.     You must submit this form within 10 days after the end of the calendar quarter.

5.     If you submit copies of your monthly brokerage statements to the Fund or its designee, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new brokerage account during the quarter.

6.     For each account that you established during the previous quarter that held securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.

Name of Security[1]	Date of	Purchase/	No. of Shares or	Price	Broker, Dealer
	Transaction	Sale	Principal Amount		or Other Party
Through
Whom
Transaction
Was Made

______________________________
1 Including interest rate and maturity, if applicable.

D-1

During the previous quarter, I established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number	Date
Established

Certifications:  I hereby certify that:

1. The information provided above is correct.

2. This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date: _______________________________________	Signature: ____________________________________

Name: ______________________________________

D-2

APPENDIX E

ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS

For the Year Ended __________

Instructions

1.     If you are Director who is not an “interested person” of the Fund and who would be required to report solely by reason of being a Director, you need not submit this report.

2.     List each Security held in any account in which you may be deemed to have Beneficial Ownership as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members.  You are deemed to have Beneficial Ownership of accounts of your immediate family members.  You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

3.     Write “none” if you did not hold any Securities at year end.

4.     You must submit this form no later than January 30, _____.

5.     You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Fund or its designee.

Name of Security[2]	No. of Shares	Registration on	Nature of	Broker, Dealer
	or Principal	Security or	Interest	or Bank
	Amount	Account

Certifications:  I hereby certify that:

1.     The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Securities in which I may be deemed to have Beneficial Ownership at the end of the period.

2.     I have read the Code of Ethics and certify that I am in compliance with it.

3.     This report excludes holdings with respect to which I had no direct or indirect influence or control.

Date: __________________________________________	Signature: ____________________________________

Name: _________________________________________

______________________________
2 Including interest rate and maturity, if applicable.